Exhibit 10.1

SYNTA PHARMACEUTICALS CORP.

THIRD AMENDMENT

TO THE

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Third Amendment (the “Amendment”) to the Amended and Restated Investor Rights Agreement, dated December 13, 2002, as amended by the First Amendment to the Amended and Restated Investor Rights Agreement, dated January 11, 2005, and the Second Amendment to the Amended and Restated Investor Rights Agreement, dated January 31, 2007, by and among Synta Pharmaceuticals Corp., a Delaware corporation (the “Company”), and the Investors named therein (collectively, the “Investor Rights Agreement”), is made as of November 30, 2011, by and among the Company and the Investors.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Investor Rights Agreement.

WHEREAS, Section 2 of the Investor Rights Agreement sets forth certain rights granted to the Investors with respect to the registration of the Registrable Securities (the “Registration Rights”);

WHEREAS, the Company and the Investors wish to amend the Investor Rights Agreement in order to extend the date on which the Registration Rights terminate; and

WHEREAS, in accordance with Section 5.7 of the Investor Rights Agreement, by executing and delivering this Amendment, the Company and the Investors have approved this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment of Investor Rights Agreement.

The Investor Rights Agreement is hereby amended by deleting Section 2.11 thereof in its entirety and by substituting in lieu thereof the following:

“2.11           Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 2 after the later to occur of (a) the date that is eight (8) years following the consummation of the Initial Offering, and (b) the date on which all of such Holder’s Registrable Securities may be sold within a 90-day period pursuant to SEC Rule 144.”

2.             Miscellaneous.

(i)            Except as contemplated by this Amendment, all of the terms and conditions of the Investor Rights Agreement shall remain in full force and effect.

(ii)           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:

SYNTA PHARMACEUTICALS CORP.

By:	/s/ Safi R. Bahcall, Ph.D.
Name:	Safi R. Bahcall, Ph.D.
Title:	President and Chief Executive Officer

[Third Amendment to the Amended and Restated Investor Rights Agreement,

Signature Page, CONTINUED]

INVESTORS:

CxSYNTA LLC

By:	/s/ Bruce Kovner
Name:
Title:

BRUCE KOVNER

/s/ Bruce Kovner
Bruce Kovner

WYANDANCH PARTNERS, L.P.

By:	/s/ Keith R. Gollust
Name:	Keith R. Gollust
Title:	President, Gollust Management, Inc.
Its General Partner

KEITH R. GOLLUST

/s/ Keith R. Gollust
Keith R. Gollust